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                                                                    Exhibit 10.1

                          Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                    TIVO-SONY ELECTRONICS US FALCON AGREEMENT

     This TIVO-SONY ELECTRONICS US FALCON AGREEMENT (this "Agreement") is entered into as of August 8, 2002 (the "Effective Date") by and between SONY ELECTRONICS INC., acting through its Digital Platform Division of America, a Delaware corporation having a principal place of business at 16450 West Bernardo Drive, San Diego, CA 92127 ("Sony Electronics"), and TIVO INC., a Delaware corporation having its principal place of business at 2160 Gold Street, Alviso, California 95002 ("TiVo").

                                    RECITALS

     WHEREAS, TiVo and SONY CORPORATION, a Japanese corporation having its principal place of business at 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo 141-0001 Japan ("Sony Corporation") have entered into that certain TiVo Inc. Technology License Agreement dated October 12, 2001 (the "TLA") pursuant to which Sony has developed a digital video recorder product for the Japanese market, known as the Falcon Product as defined below;

     WHEREAS, Sony Electronics desires to create a version of the Falcon Product for the United States market which enables the TiVo Service;

     WHEREAS, Sony Electronics wishes to license certain software and obtain engineering services from TiVo to support Sony's creation of such version of the Falcon Product; and

     WHEREAS, [*] is willing to provide certain incentives to [*]to launch such version of the Falcon Product in the United States in order to have such version of the Falcon Products available in retail as soon as possible.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, promises and undertakings set forth in this Agreement, Sony Electronics and TiVo agree as follows:

                                    AGREEMENT

1.   DEFINITIONS

     1.1   "Advance Payments" is defined in Section 2.3(a) (TLA Prepayment).

     1.2   "AWOL/DOA Box" is defined in Section 5.6(b) ([*]Credits).

     1.3 "Confidential Information" shall mean any information that one party (the "Disclosing Party") discloses or makes available to the other party (the "Receiving Party"), which the Receiving Party knows or should reasonably understand to be
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confidential or proprietary to the Disclosing Party. Confidential Information
includes, without limitation, source code, release notes, hardware, trade secrets, know-how, formulas, flow charts, diagnostic or quality assurance plans or routines, business information, forecasts, financial plans and data, customer information, marketing plans, the TiVo Client Software, the TiVo Diagnostic Software, the TiVo Hardware Reference Design and unannounced product information. For purposes of this Agreement, each party shall treat all information disclosed between the parties in the course of negotiating this Agreement, and the term sheet that preceded this Agreement as the Confidential Information of the other party. Notwithstanding the foregoing, Confidential Information shall exclude information the Receiving Party can demonstrate by reasonably detailed written documentation: (a) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information prior to or at the time that such development occurred; (b) became known to the Receiving Party, without restriction, from a source having a right to disclose such information (other than the Disclosing Party) without breach of this Agreement; (c) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; (d) was rightfully known by the Receiving Party, without restriction, at the time of disclosure; or (e) was approved for disclosure without restriction by the Disclosing Party beforehand and in writing.

     1.4 "End User" shall mean an individual consumer who purchases or otherwise acquires a US Falcon Product for personal use and not for resale or further distribution.

     1.5   "Engineering Services" is defined in Section 2.1 (Schedule and
Scope).

     1.6 "Falcon Product" means that certain digital video recorder product bearing the internal codename "Falcon," developed by or for Sony pursuant to the TLA as of the Effective Date for deployment in Japan.

     1.7   "LOI" is defined in Section 15.14 (Entire Agreement).

     1.8   "Service Revenue" means [*].

     1.9 "Sony Electronics Affiliate" means any entity which Sony Electronics, either directly or indirectly, at any time during the term of this Agreement, controls, is under common control with or is controlled by. For the purposes of this definition, control means ownership or the ability to control, directly or indirectly, one hundred percent (100%) of the securities that have the right to elect the Board of Directors or similar management group of the entity. A Sony Electronics Affiliate shall cease to be a Sony Electronics Affiliate on the date that it no longer meets the criteria set forth above.
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     1.10   "Sony Electronics Indemnitee" is defined in Section 10.1(a)
(Indemnity).

     1.11 "Sony Electronics Manufacturing Subcontractor" means a Third Party whose primary business is that of manufacturing consumer electronics devices.

     1.12 "Statement of Work" means the statement of work for Engineering Services attached hereto as Exhibit A (Statement of Work).

     1.13 "Third Party" means any entity or individual other than Sony Electronics or TiVo.

     1.14 "TiVo Client Software" means [*] which, as of the Effective Date, enables (a) one touch recording, pausing, rewinding and slow motion viewing of television programming; (b) the delivery of program schedule, content and other information to consumer devices; and (c) the updating and revision management of software installed on consumer devices, and which TiVo may modify or enhance over time.

     1.15   "TiVo Diagnostic Software" means [*].

     1.16 "TiVo-Enabled" means, with respect to a digital video recorder product, the state of having been formally certified by TiVo pursuant to Section
2.2 (Testing and Verification) as meeting the functional and technical requirements necessary for the digital video recorder product to enable and operate with the TiVo Service.

     1.17 "TiVo Hardware Reference Design" means the hardware reference design associated with [*] (as that term is defined in Section 1.41(c) of the TLA and as further described in Exhibit A to the TLA), solely as provided by TiVo in unmodified form (unless such modification is made at TiVo's direction) to Sony Corporation pursuant to the TLA.

     1.18 "TiVo Marks" means those trademarks or service marks set forth in Exhibit B (TiVo Marks), as may be amended from time to time.

     1.19 "TiVo Property" means the TiVo Client Software, the TiVo Viewer's Guide and the TiVo Marks.

     1.20 "TiVo Service" means the digital video recording services offered and provided by TiVo in the United States at any given time under the mark "TiVo".

     1.21 "TiVo Viewer's Guide" means that documentation provided by TiVo to Sony Electronics for inclusion with the packing materials of all US Falcon Products, which describes registration for and usage of the TiVo Service and contains TiVo's service agreement, privacy policy and end user license agreement.
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     1.22   "TLA" is defined in the first recital of this Agreement.

     1.23 "US Falcon Product" means a Falcon Product modified and manufactured by or for Sony Electronics so that it functions in the United States and is TiVo-Enabled.

2.   ENGINEERING SERVICES

     2.1 Schedule and Scope. The parties will perform those certain engineering services and provide those certain deliverables described in the Statement of Work (the "Engineering Services"), and TiVo is not responsible for any aspects of the development of the US Falcon Product not expressly set forth in the SOW. Both parties acknowledge that their goal is to have US Falcon Products available in mass production for the United States retail markets in [*].

     2.2 Testing and Verification. As part of the Engineering Services, TiVo shall test the US Falcon Product to verify that it properly runs the TiVo Client Software and is TiVo-Enabled. Sony Electronics shall not ship, and shall not authorize shipment of, any US Falcon Products prior to receipt of such written verification from TiVo.

     2.3 Engineering Fees, Costs, and Expenses. In consideration of TiVo's provision of the Engineering Services, Sony Electronics will be responsible for paying to TiVo the engineering fees, costs, and expenses set forth in the Statement of Work (the "Engineering Costs"). Without limiting the foregoing, Sony Electronics will reimburse TiVo for any reasonable travel expenses incurred by TiVo for any travel made at Sony Electronics' request.

           (a) TLA Prepayment. The parties intend for the Engineering Costs to be credited against certain advance payments previously made to TiVo by Sony Corporation pursuant to Section 7.1 (TiVo Engineering Services) of the TLA (the "Advance Payments"), which advance payments were to be applied against future engineering services provided with Sony Corporation's prior authorization. Sony Electronics will take all reasonable steps necessary for the Engineering Services to be credited against such Advance Payments, including without limitation obtaining the proper authorization and approvals from Sony Corporation.

           (b) Non-Credited Engineering Costs. To the extent that any Engineering Costs are not fully credited against the Advance Payments for any reason, then Sony Electronics will pay TiVo directly for the uncredited Engineering Costs according to the payment schedule set forth in the Statement of Work. To the extent that there is no payment schedule associated with the Engineering Costs, TiVo will invoice Sony Electronics on a monthly basis for all Engineering Costs incurred during the immediately preceding month, and Sony Electronics will pay all such invoices within [*]days after the receipt of invoice.
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3.   LICENSE GRANTS

     3.1 TiVo Client Software and TiVo Diagnostic Software. Subject to the terms and conditions of this Agreement, TiVo hereby grants solely to Sony Electronics a nonexclusive, nontransferable, royalty-free license (without the right to sublicense) solely to:

           (a) distribute the TiVo Client Software (in object code form only) and the [*](as defined in Section 1.15 and in object code form only) solely to Sony Electronics Manufacturing Subcontractors, solely for purposes of incorporating the TiVo Client Software in US Falcon Products manufactured by or for, or marketed, distributed, or sold by Sony Electronics solely within the United States;

           (b) distribute the [*] (as defined in Section 1.15 and in object code form only) solely to (i) Sony Electronics Manufacturing Subcontractors, solely for purposes of [*], and (ii) to Sony Electronics' customer service centers, solely for the purpose of [*];

           (c) copy the TiVo Client Software (in object code form only) solely for purposes of incorporating the TiVo Client Software in US Falcon Products manufactured by or for, or marketed, distributed, or sold by Sony Electronics solely within the United States;

           (d) distribute (through multiple tiers of distribution) the TiVo Client Software in object code form only, solely as embedded in US Falcon Products manufactured by or for, or marketed, distributed, or sold by Sony Electronics to End Users solely within the United States; and

           (e) use the TiVo Client Software in object code form only, as embedded in a US Falcon Product, solely as necessary to exhibit, demonstrate, and operate a US Falcon Product in accordance with the TiVo Viewer's Guide, and to use, copy, publicly perform, and publicly display output generated by the ordinary operation of the TiVo Client Software (including screen displays and screenshots), in each case for the purposes of marketing, promoting, and selling the US Falcon Products within the United States.

     3.2 TiVo Viewer's Guide License. Subject to the terms and conditions of this Agreement, TiVo hereby grants to Sony Electronics a nonexclusive, nontransferable, royalty-free license (without the right to sublicense) solely to (a) reproduce and distribute (through multiple tiers of distribution) the TiVo Viewer's Guide in conjunction with the US Falcon Product to End Users within the United States, and (b) publicly display the TiVo Viewer's Guide solely for the purposes of marketing, promoting, and selling the US Falcon Products within the United States.
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     3.3   TiVo Viewer's Guide Obligation. Sony Electronics shall ensure that all copies of the TiVo Client Software distributed by or for Sony Electronics, or any of its subdistributors pursuant to Section 3.1(d) above, will be accompanied by a copy of the TiVo Viewer's Guide.

     3.4 Restrictions. Except as expressly set forth above, Sony Electronics will not, and will not authorize any Third Party to, copy, distribute, publicly perform, or publicly display the TiVo Client Software, the TiVo Diagnostic Software or the TiVo Viewer's Guide for any purpose. Sony Electronics shall not, and shall not allow any Third Party to, attempt to reverse engineer, disassemble, decompile or similarly manipulate all or any portion of the TiVo Client Software or the TiVo Diagnostic Software for any purpose.

     3.5 Manufacturing Subcontractors. Sony Electronics shall protect TiVo's rights in the TiVo Client Software and the TiVo Diagnostic Software distributed to Sony Electronics Manufacturing Subcontractors. Sony Electronics shall use reasonable diligence to ensure that all Sony Electronics Manufacturing Subcontractors act in a manner such that Sony Electronics is in compliance with the terms and conditions of this Agreement, including the use limitations set forth in Section 3.1(a), 3.1(b) and Section 3.4 (Restrictions). Sony Electronics will use reasonable diligence to monitor each Sony Electronics Manufacturing Subcontractor's use of the TiVo Client Software and the TiVo Diagnostic Software, and will promptly notify TiVo in writing of any action or omission by a Sony Electronics Manufacturing Subcontractor that would cause Sony Electronics to be in breach of the terms and conditions of this Agreement, including the use limitations set forth in Section 3.1(a), 3.1(b) and Section 3.4 (Restrictions).

     3.6 Manufacturing Rights. For the avoidance of doubt, except as expressly set forth herein, all other rights and licenses related to the manufacture, resale, and distribution of the US Falcon Product are provided to Sony Electronics pursuant to the TLA and subject to the terms and conditions thereof.

4.   IP OWNERSHIP

     4.1 TiVo Property, TiVo Diagnostic Software, TiVo Hardware Reference Design and TiVo Service. As between TiVo and Sony Electronics, TiVo has and shall retain exclusive ownership of all right, title, and interest in and to the TiVo Property, the TiVo Diagnostic Software, the TiVo Hardware Reference Design and the TiVo Service. Except as expressly set forth in Section 3 (License Grants) or in Section 6.2 (License to TiVo Marks), Sony Electronics has no rights to the TiVo Property, the TiVo Diagnostic Software, the TiVo Hardware Reference Design or the TiVo Service.

     4.2 All Other Intellectual Property. The parties acknowledge and agree that Section 9 (Ownership) of the TLA governs ownership of any other intellectual property that may be used or created in the course of the development, manufacture, distribution, or sale of the US Falcon Product. The parties agree that the ownership and treatment of any such intellectual property will be determined in accordance with Section 9

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(Ownership) of the TLA, and that nothing in this Agreement will operate to amend, alter, limit, expand, restrict, or otherwise affect Section 9 (Ownership) of the TLA.

5.   INCENTIVES; PAYMENT TERMS

     5.1 [*]. Sony Electronics and TiVo hereby agree that [*]shall pay to [*] of [*] per US Falcon Product manufactured by or for Sony Electronics on or prior to [*] (a [*]); provided, however, that [*] will only pay such [*]on a [*]of [*]US Falcon Products.

           (a) Clarification. For the sake of clarity, if Sony Electronics manufactures more than [*]US Falcon Products on or prior to [*],[*]shall only pay [*]set forth herein on the first [*]US Falcon Products; and if Sony Electronics manufactures fewer than [*]US Falcon Products on or prior to [*],[*] shall only pay [*]set forth herein for those US Falcon Products manufactured on or prior to [*]and shall not pay any [*] on US Falcon Products manufactured after [*]. In addition, notwithstanding anything to the contrary in this Agreement, [*] shall not be obligated to pay any [*]on any [*]that is [*] as [*]providing [*]or functionality of [*] (other than the [*]itself), unless otherwise agreed in writing by [*].

           (b) Adjustments to [*] End Date. To the extent there is a delay in the mass production of US Falcon Products for sale in United States retail markets beyond [*]that is proximately caused by [*], the parties shall negotiate in good faith an appropriate, mutually agreeable modification to the [*]date (or any other date agreed to as a result of prior negotiation and agreement pursuant to this Section) to equitably account for any such delays to the extent proximately caused by [*]; provided, however, that if both Sony Electronics and TiVo are responsible (proximately or otherwise) for such delay, such negotiations must take into account the relative responsibilities for such delay. The parties agree that there will not be any modification to the [*]date (or any other date agreed to as a result of prior negotiation and agreement pursuant to this Section) to the extent any such delays are not proximately caused by [*].

     5.2 TiVo Audit Rights. Sony Electronics will keep and maintain accurate records relating to the manufacture and shipment of US Falcon Products by or for Sony Electronics. An independent certified public accountant, which shall be mutually agreed upon by TiVo and Sony Electronics, shall have the right, upon [*]notice and during regular business hours at Sony Electronics' regular location for maintenance of such records, to conduct an audit of the relevant portions of Sony Electronics' books of account solely to verify compliance with this Agreement. Such auditor shall return all information, other than the audit results, to Sony Electronics and will only disclose the results of the audit to TiVo and Sony Electronics. If any such audit should disclose any overstatement of US Falcon Products manufactured net of AWOL/DOA Boxes, Sony Electronics shall promptly pay TiVo for any refund that might be due. The audit will be conducted at TiVo's expense, unless the audit reveals that Sony Electronics has
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overstated the number of US Falcon Products manufactured by [*]or more in any
[*], in which case Sony Electronics will reimburse TiVo for all reasonable costs and expenses incurred by TiVo in connection with such audit. Such audits will be conducted no more than once in any period of [*].

     5.3 Revenue Share. Sony Electronics and TiVo hereby agree that TiVo shall pay to Sony Electronics:

           (a) until [*],[*]of all Service Revenue generated from Subsidized US Falcon Products;

           (b) until [*],[*]of all Service Revenue generated from any US Falcon Products other than [*]; and

           (c) after [*],[*]of all Service Revenue generated from all US Falcon Products (whether [*]or not) for so long as such US Falcon Products are in service.

     For the avoidance of doubt, the Service Revenues are intended to be calculated on a [*]and not on a [*].

     5.4 Sony Electronics Audit Rights. TiVo will keep and maintain accurate records related to the Service Revenue generated by US Falcon Products in the United States. An independent certified public accountant, which shall be mutually agreed upon by TiVo and Sony Electronics, shall have the right, upon [*]notice and during regular business hours at TiVo's regular location for maintenance of such records, to conduct an audit of the relevant portions of TiVo's books of account solely to verify compliance with this Agreement. Such auditor shall return all information, other than the audit results, to TiVo and will only disclose the results of the audit to Sony Electronics and TiVo. If any such audit should disclose any understatement of Service Revenues, TiVo shall promptly pay Sony Electronics for any corresponding shortfall in the amounts due to Sony Electronics pursuant to Section 5.3 (Revenue Share) above. The audit will be conducted at Sony Electronics' expense, unless the audit reveals that TiVo has understated Service Revenue by [*]or more in any [*], in which case TiVo will reimburse Sony Electronics for all reasonable costs and expenses incurred by Sony Electronics in connection with such audit. Such audits will be conducted no more than once in any period of [*].

     5.5 No Agreement on Additional Incentives. Sony Electronics and TiVo acknowledge and agree that there is no agreement, explicit or implicit, that the [*]set forth in this Section 5 (Incentives; Payment Terms) shall apply to US Falcon Products manufactured by or for Sony Electronics after [*]or beyond the first [*] US Falcon Products. The parties may negotiate in good faith any additional incentives but the failure to reach any agreement on such incentives shall not be a breach of this Agreement.
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     5.6   Payment. All payments made pursuant to this Agreement shall be in
United States Dollars.

           (a) [*]. Within [*]of the end of each [*],[*]shall provide documentation to [*]as to [*]during the immediately prior [*]. Within [*]of [*] receipt of such documentation, [*] shall pay [*]the [*]due pursuant to Section
5.1 ([*]).

           (b) [*]Credits. If [*]pays to [*]a [*]on a US Falcon Product that, within a reasonable period of time, [*]or [*] (an "AWOL/DOA Box"), [*]will issue a credit in the amount of the [*] paid on such AWOL/DOA Box, such credit to be applied against any future amounts due to [*]under this Agreement, and such AWOL/DOA Box shall not be counted against the [*]unit [*]cap set forth in
Section 5.1 ([*]).

           (c) Revenue Share. Within [*]after the end of each [*], TiVo shall pay to Sony Electronics the revenue share required pursuant to Section 5.3 (Revenue Share).

6.   BRANDING

     6.1 Branding Requirements. Sony Electronics shall provide appropriate attribution to TiVo, as mutually agreed to by TiVo and Sony Electronics, on the US Falcon Products, the packaging therefor, and in the marketing and distribution thereof. Any such TiVo branding of US Falcon Products will be done in conformance with the TiVo branding requirements set forth in Exhibit C (Branding Requirements).

     6.2 License to TiVo Marks; Approval. TiVo grants to Sony Electronics a royalty-free, non-exclusive license to use the TiVo Marks in connection with the US Falcon Product, the TiVo Viewer's Guide, and any related marketing collateral solely as set forth in Section 6.1 (Branding Requirements). In addition, Sony Electronics shall comply with TiVo's trademark usage guidelines and policies that are set forth in Exhibit D (TiVo Style Guide), as may be modified from time to time upon thirty (30) days' prior written notice; [*]. Before making use of any TiVo Mark, Sony Electronics will provide TiVo with a sample of the proposed use of the TiVo Mark for approval by TiVo. If TiVo does not accept, in a writing signed by an officer of TiVo, the proposed use of the TiVo Mark within [*]after receipt of the sample from Sony Electronics, TiVo will be deemed to have [*] the proposed use. If TiVo rejects the proposed use of the TiVo Mark, Sony Electronics will modify or cancel the proposed use, as requested by TiVo. Once TiVo has approved, in a writing signed by an officer of TiVo, any usage of a TiVo Mark on the US Falcon Product in accordance with the foregoing, Sony Electronics will not need to obtain any further approvals from TiVo with respect to such use of the TiVo Marks on the US Falcon Product so long as the use, quality and depiction of the TiVo Marks, and the context in which they are depicted, remains identical to the approved use.
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     6.3   Understandings re Front Bezel. Sony Electronics acknowledges and agrees that TiVo's consent to the depiction of the TiVo Marks on the front bezel of the US Falcon Product through the use of a silkscreen does not constitute acceptance by TiVo of such a depiction for any other product, or for a derivative of the US Falcon Product or for any modified front bezel of the US Falcon Product. Notwithstanding anything in this Agreement to the contrary, Sony Electronics acknowledges and agrees that should any changes to the US Falcon Product front bezel be made that require retooling, as part of such changes Sony Electronics shall ensure that the TiVo Marks are depicted with a badge on the front bezel (and not with a silkscreen, thermal print or any other means) of such changed US Falcon Products, and that such front bezel is made part of the BOM for the original US Falcon Product as soon as the original front bezels are depleted from inventory. Sony Electronics shall be solely responsible for the marginal cost incurred as a result of such change.

     6.4 Ownership of TiVo Marks. All use of the TiVo Marks hereunder shall inure to the benefit of TiVo. TiVo has and shall retain exclusive ownership of the TiVo Marks. Sony Electronics will not interfere with any ownership rights TiVo may have in the TiVo Marks. Without limiting the generality of the foregoing, Sony Electronics may not affix, append, or place any of its trademarks, trade names, or logos to, or in close proximity to, the TiVo Marks in a manner that results or could result in the creation of a unitary composite mark. TiVo reserves the right to terminate Sony Electronics' rights to use the TiVo Marks at any time and at TiVo's sole discretion (rejection of this Agreement in a proceeding under the Bankruptcy Code shall be deemed a voluntary termination under this Section 6.4 (Ownership of TiVo Marks)); provided, that in the event of such termination (a) the branding requirements set forth in Section
6.1 (Branding Requirements) shall no longer apply; and (b) [*].

7. CUSTOMER SERVICE. TiVo shall be responsible for providing End Users with direct telephone access to TiVo's customer support function. In the event that TiVo's customer support reasonably determines that the customer problem is a hardware problem, TiVo's support shall refer such customer to Sony Electronics for resolution. Sony Electronics shall be responsible for providing End Users with direct telephone access to Sony Electronics' customer support function for hardware problems relating to the US Falcon Product. In the event that Sony Electronics' customer support reasonably determines that the customer problem is a TiVo Service problem, Sony Electronics' support shall refer such customer to TiVo for resolution.

8.   CONFIDENTIALITY

     8.1 Protection of Confidential Information. The Receiving Party shall not use the Confidential Information of the Disclosing Party except for the purpose of carrying out its rights or obligations under this Agreement in accordance with the terms thereof. The Receiving Party will not disclose the Confidential Information of the Disclosing Party, except as expressly authorized in this Agreement or in writing by the
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Disclosing Party. The Receiving Party may also disclose any Confidential
Information that must be disclosed pursuant to applicable federal, state, or local law, regulation, court order, or other legal process; provided, that the Receiving Party gives the Disclosing Party prompt written notice sufficient to allow the Disclosing Party to seek a protective order or other appropriate remedy. The Receiving Party will use the same degree of care to prevent such misuse or disclosure that the Receiving Party uses with respect to its own proprietary information, but in no event with less than with reasonable care. Disclosure of Confidential Information by the Disclosing Party does not constitute a license to the Receiving Party with respect to such Confidential Information.

     8.2 Disclosure Restrictions. The Receiving Party may disclose Confidential Information only to its employees, consultants and contractors when such disclosure is reasonably necessary for the Receiving Party to exercise its rights in compliance with, to perform its obligations under, and only for purposes contemplated by, this Agreement, provided such employees, consultants and contractors are advised of the confidential nature thereof and bound by nondisclosure obligations and restrictions no less restrictive than those set forth in this Section 8 (Confidentiality).

9.   WARRANTIES

     9.1 Engineering Services. TiVo expressly warrants that the Engineering Services will be performed in a competent, professional, and workmanlike fashion, in a manner that conforms in all material respects to the requirements set forth in the Statement of Work. In the event that the Engineering Services fail to conform to the foregoing warranty, Sony Electronics shall have ten (10) days after completion of the Engineering Services to notify TiVo of any nonconformity, in which case TiVo will reperform the nonconforming Engineering Services at [*]charge to Sony Electronics. As to each nonconformity, for a period of [*]from the date that Sony Electronics first notifies TiVo of such nonconformity, the foregoing sentence states Sony Electronics' sole and exclusive remedy and TiVo's entire liability for breach of the warranty in this
Section 9.1 (Engineering Services). If, as to each nonconformity, after such [*]TiVo is unable to reperform the Engineering Services in such a way as to conform to the foregoing warranty, [*].

     9.2   TiVo Client Software and TiVo Service. TiVo expressly warrants that
(a) the TiVo Client Software, in the form provided by TiVo, when operated in accordance with the TiVo Viewer's Guide, will allow a US Falcon Product to be TiVo-Enabled; and (b) the TiVo Service will conform in all material respects to the service description contained in the current version of the TiVo Viewer's Guide. In the event that either the TiVo Client Software or the TiVo Service fails to conform to the foregoing warranty, TiVo will either correct the nonconformity or replace the nonconforming component with a conforming substitute. As to each nonconformity, for a period of [*]from the date that Sony Electronics first notifies TiVo of such breach, the foregoing sentence states Sony Electronics' sole and exclusive remedy and TiVo's entire liability for breach of the
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warranties in this Section 9.2 (TiVo Client Software and TiVo Service). If, as
to each nonconformity, after such [*]TiVo is unable to conform to the foregoing warranty, [*].

     9.3 Right and Authority. TiVo expressly warrants that it has the requisite right and authority to license the TiVo Client Software as contemplated under this Agreement and to provide the TiVo Service; provided, however, that for so long as TiVo complies with its indemnification obligations under Section 10.1 (TiVo Indemnification Obligation) with respect to Third Party claims of infringement, TiVo will not be deemed to be in breach of this warranty.

     9.4 Disclaimer of Other Warranties. EXCEPT FOR THE EXPRESS WARRANTIES SPECIFICALLY IDENTIFIED AS SUCH IN THIS AGREEMENT, TIVO MAKES NO WARRANTIES AS TO THE ENGINEERING SERVICES, THE TIVO PROPERTY, THE TIVO DIAGNOSTIC SOFTWARE, THE TIVO SERVICE, THE TIVO HARDWARE REFERENCE DESIGN OR ANY SUPPORT THAT MAY BE PROVIDED HEREUNDER. TIVO EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS (EXCEPT FOR THE EXPRESS WARRANTIES SPECIFICALLY IDENTIFIED AS SUCH IN THIS AGREEMENT), IMPLIED, AND STATUTORY, WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

10.  INDEMNITIES

     10.1   TiVo Indemnification Obligation.

            (a) Indemnity. TiVo, at its own expense, shall defend, indemnify and hold harmless (i) Sony Electronics (including, without limitation, its directors, officers, and employees), and (ii) for claims, demands or assertions administered by Sony Electronics (1) [*] (including, without limitation, their directors, officers, and employees) and (2) [*] (including, without limitation, their directors, officers, and employees) (all parties in clauses (i) and (ii) referred to individually and collectively as the "Sony Electronics Indemnitees"), from and against any Third Party claims, demands or assertions, to the extent based on allegations that: (x) [*] (solely in accordance with the terms of Section 10.1(e) (Understandings)), or the [*] (as used strictly in accordance with the [*]and pursuant to the [*] agreement contained [*])[*]any Third Party's patent rights, mask works, copyrights, or trademarks, or misappropriates any Third Party's trade secrets [*]; (y) bodily injury, including death, or damage to real property or tangible personal property has been caused by the ordinary operation of the [*]in accordance with the [*]or the [*]used in conjunction with the [*]; and (z) TiVo has misrepresented to any Third Parties the US Falcon Product, the [*]; provided, however, that as to any such claims, demands or assertions specified in clauses (x), (y) and (z), TiVo shall not be required to interact directly with any Sony Electronics Indemnitee other than Sony Electronics.
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            (b)  Mitigation. If TiVo receives notice of an alleged infringement or believes that a claim based on infringement is likely, or if a Sony Electronics Indemnitee's use of the [*]is prevented by an injunction, TiVo may, at its sole option and expense, (i) procure for the Sony Electronics Indemnitee the right to continue use of the [*]at TiVo's sole expense; (ii) modify the [*]without adversely affecting the functionality of the [*]as used in connection with the US Falcon Product, so that it no longer infringes; or (iii) replace the infringing portion of the [*]with non-infringing technology, without adversely affecting the functionality of the [*]as used in connection with the US Falcon Product.

            (c) Exceptions. Notwithstanding anything in this Agreement to the contrary, TiVo shall have no obligation to indemnify any Sony Electronics Indemnitee for any claims, demands or assertions to the extent based on (i) any Third Party technology that TiVo expressly identifies to Sony Corporation under the TLA as requiring a separate license; (ii) any modification of the [*]not made by TiVo or at TiVo's direction where, but for such modification, such claim of infringement or misappropriation would not arise; (iii) any use of the [*]in combination with products, services or technology except as required to enable the operation of the [*]as it was designed; (iv) any use of the [*]outside of, or not in connection with, a US Falcon Product; or (v) any use of an infringing version of the [*]once a non-infringing, functionally and operationally equivalent version has been made available by TiVo, without additional cost, to Sony Electronics, provided that this exception (v) shall only be applicable to US Falcon Products manufactured after the provision by TiVo of the equivalent replacement plus a reasonable period of time to implement such replacement. Additionally, notwithstanding anything in this Agreement to the contrary, TiVo shall have no obligation under this Agreement to indemnify any Sony Electronics Indemnitee with respect to claims, demands or assertions made by a Third Party alleging that the Sony Electronics Indemnitee is, by inducement, contributorily, vicariously or otherwise, infringing any copyrights based on any End User's, or collection of End Users', use of the US Falcon Product, the TiVo Client Software or the TiVo Service.

            (d) Entire Obligation. The foregoing states TiVo's entire obligation and liability, and the Sony Electronics Indemnitees' sole and exclusive remedy, with respect to any infringement of any patents, copyrights, trademarks, trade secrets or other proprietary rights of any Third Party whether [*].

            (e)  Understandings. Sony Electronics acknowledges and agrees that:
(i) the TiVo Hardware Reference Design has been modified during the creation of the Falcon Product and the US Falcon Product; (ii) TiVo has not been a party to such modifications; (iii) TiVo is not responsible for providing indemnification as to any such modifications; and (iv) TiVo provides indemnification solely to the extent the claim of infringement relates to the unmodified TiVo Hardware Reference Design and solely to the extent incorporated in US Falcon Products using the TiVo Service.
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     10.2   Sony Electronics Indemnification Obligations. Sony Electronics, at
its own expense, shall defend, indemnify and hold harmless, TiVo (including, without limitation, its directors, officers and employees) from and against any claims, demands, or assertions, to the extent based on allegations that (a) any modifications to [*] not made by, or at the direction of, TiVo [*]any Third Party's patent rights, mask works or copyrights or misappropriates any Third Party's trade secrets in any jurisdiction; (b) any services other than the TiVo Service intentionally designed by or for Sony Electronics to be enabled by, or accessible via, the US Falcon Product infringe any Third Party's patent rights, mask works or copyrights or misappropriates any Third Party's trade secrets in any jurisdiction; (c) bodily injury, including death, or damage to real property or tangible personal property or otherwise resulted from or in connection with the use, manufacture, sale or distribution of the US Falcon Product (except to the extent that TiVo is obligated to indemnify Sony Electronics for such injury, death or damage pursuant to clause (y) of Section 10.1(a) (Indemnity)); or (d) any misrepresentations made by Sony Electronics, a Sony Electronics Manufacturing Subcontractor or a Sony Electronics Affiliate to any Third Parties with respect to the US Falcon Product, [*]or the [*]. The foregoing states Sony Electronics' entire liability and TiVo's sole and exclusive remedy with respect to any infringement of any patents, copyrights, trade secrets or other proprietary rights of any Third Party [*].

     10.3 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Section 10 (Indemnities) shall promptly notify the other party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee intend to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof. The indemnity obligations in this Section 10 (Indemnities) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Indemnitor, which consent shall not be withheld, conditioned or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such claim, only if materially prejudicial to its ability to defend such claim, shall relieve such Indemnitor of any liability to the Indemnitee, but only to the extent of such prejudice. The Indemnitee under this Section 10.3 (Procedure) shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any Claim covered by this indemnification.

11.  INTENTIONALLY LEFT BLANK.

12.  INTENTIONALLY LEFT BLANK.

13.  TERM AND TERMINATION

     13.1 Term. The term of this Agreement shall begin on the Effective Date and will end three (3) years thereafter unless sooner terminated pursuant to this Section 13 (Term and Termination).
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     13.2   Termination

            (a) Termination for Sony Electronics Material Breach. TiVo may terminate this Agreement if Sony Electronics commits a material breach of this Agreement, TiVo gives written notice to Sony Electronics of such breach and Sony Electronics fails to cure such breach within [*]of receipt of notice of such breach.

            (b) Termination for TiVo Material Breach. Sony Electronics may terminate this Agreement if TiVo commits a material breach of this Agreement, Sony Electronics gives written notice to TiVo of such breach and TiVo fails to cure such breach within [*]of receipt of written notice of such breach.

            (c) Termination for TiVo Bankruptcy or Insolvency. Sony Electronics may terminate this Agreement immediately upon written notice if:

                 (i) TiVo files for, or has filed against it, a petition for bankruptcy under the Federal Bankruptcy Code and such filing or petition is not rescinded or dismissed within [*]after such filing; or

                 (ii) any of the following occurs: (1) TiVo makes a general assignment for the benefit of creditors or (2) TiVo becomes insolvent or becomes unable to pay its debts as they become due; or (3) a receiver, liquidating officer or trustee is appointed for substantially all of the assets of TiVo.

     13.3   Effect of Termination.

            (a)  Termination for a Material Breach by Sony Electronics

                 (i) Extraordinary Sony Electronics Breach. In the event that TiVo terminates this Agreement in accordance with the terms of Section 13.2(a) (Termination for Sony Electronics Material Breach) for (1) Sony Electronics' material breach of the license grants or restrictions in Section 3 (License Grants) and such breach, if in dispute, has been subjected by the parties to the terms of Section 15.3 (Dispute Resolution); or (2) a material breach of the confidentiality obligations set forth in Section 8 (Confidentiality) (in either case, an "Extraordinary Breach"), then this Agreement shall terminate and, in particular, all licenses granted under Section 3 (License Grants) and Section
6.2 (License to TiVo Marks), and any payment obligations under Section 5 (Incentives; Payment Terms) shall immediately terminate.

                 (ii) Ordinary Sony Breach. In the event that TiVo terminates this Agreement in accordance with the terms of Section 13.2(a) (Termination for Sony Electronics Material Breach) for any material breach by Sony Electronics other than an Extraordinary Breach, this Agreement shall terminate; provided, however, that for a period of [*]after the effective date of termination, Sony Electronics may continue to exercise its license rights under Section 3 (License Grants) and Section 6.2 (License to
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                                       15

TiVo Marks) solely [*]. Thereafter, all license rights under this Agreement will terminate, but any continuing payment obligations under Section 5 (Incentives; Payment Terms) will survive.

            (b) Termination for a TiVo Material Breach. In the event of termination of this Agreement by Sony Electronics in accordance with the terms of Section 13.2(b) (Termination for TiVo Material Breach), all licenses granted to Sony Electronics in Section 3 (License Grants) and Section 6.2 (License to TiVo Marks) shall continue in full force and effect for a period of time equal in length to what would have been the remainder of the original term of this Agreement had Sony Electronics not exercised its right to terminate this Agreement; provided, however, that Sony Electronics does not materially breach the terms of this Agreement.

            (c) Termination for TiVo Bankruptcy or Insolvency. In the event of termination of this Agreement by Sony Electronics in accordance with the terms of Section 13.2(c) (Termination for TiVo Bankruptcy or Insolvency), all licenses granted to Sony Electronics in Section 3 (License Grants) and Section 6.2 (License to TiVo Marks) shall continue in full force and effect for a period of time equal in length to what would have been the remainder of the original term of this Agreement had Sony Electronics not exercised its right to terminate this Agreement; provided, however, that Sony Electronics does not commit a material breach of this Agreement. Notwithstanding the foregoing, the parties acknowledge that Sony Electronics' rights and obligations under Section 6.1 (Branding Requirement) and Section 6.2 (License to TiVo Marks) will immediately cease if TiVo exercises its rights under Federal Bankruptcy Code Section 365(n) to reject this Agreement. All other licenses granted to Sony Electronics under or pursuant to this Agreement are and shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, valid and presently existing licenses of rights to intellectual property as defined under Section 101 of the U.S. Bankruptcy Code, as amended. The parties agree that Sony Electronics, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, as amended.

            (d) Survival. Except as expressly set forth above, upon the termination or expiration of this Agreement, all license grants under this Agreement will immediately terminate and each party will either return or destroy all of the other party's Confidential Information in its possession (except for incidental copies of Confidential Information that were made as part of such party's ordinary data backup and recovery processes and which cannot be deleted without incurring significant extra expense). Except as expressly set forth above, the provisions of Sections 1 (Definitions), 2.3 (Engineering Fees, Costs, and Expenses), 3.4 (Restrictions), 4 (IP Ownership), 5.3 (Revenue Share) (solely with respect to US Falcon Products sold during the term of this Agreement); 5.6 (Payment), 6.4 (Ownership of TiVo Marks), 7 (Customer Service), 8 (Confidentiality), 9 (Warranties), 10 (Indemnities), 13.3 (Effect of Termination), 14
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(Limitation of Liability), and 15 (General) shall survive the termination or expiration of this Agreement.

14.  LIMITATION OF LIABILITY

EXCEPT FOR (A) BREACHES OF SECTION 3 (LICENSE GRANTS) [*], (B) BREACHES OF
SECTION 8 (CONFIDENTIALITY), AND (C) ANY PAYMENTS IN FULFILLMENT OF THE INDEMNIFYING PARTY'S INDEMNITY OBLIGATIONS UNDER SECTION 10 (INDEMNITIES), IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, (INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, OR OTHER INDIRECT COMMERCIAL
LOSS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY EXCLUSIVE REMEDY STATED IN THIS AGREEMENT IS DEEMED TO FAIL OF ITS ESSENTIAL PURPOSE.

EXCEPT FOR (X) BREACHES OF SECTION 3 (LICENSE GRANTS) [*], (Y) BREACHES OF
SECTION 8 (CONFIDENTIALITY) OR SECTION 10 (INDEMNITIES), AND (Z) ANY PAYMENTS IN FULFILLMENT OF THE INDEMNIFYING PARTY'S INDEMNITY OBLIGATIONS UNDER SECTION 10 (INDEMNITIES), EACH PARTY'S TOTAL CUMULATIVE LIABILITY ARISING FROM OR RELATED TO THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, WILL NOT EXCEED AN AMOUNT EQUAL TO [*].

THIS SECTION 14 WILL BE GIVEN FULL EFFECT EVEN IN THE EVENT THAT ANY OF THE WARRANTIES PROVIDED IN SECTION 9 (WARRANTIES) ARE DEEMED BY AN ARBITRATOR OR COURT OF COMPETENT JURISDICTION TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE. THE PARTIES ACKNOWLEDGE THAT THE TERMS OF THIS SECTION 14 REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT THE PARTIES WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS OF LIABILITY.

15.  GENERAL

     15.1 No Agency. Each party will in all matters relating to this Agreement act as an independent contractor. Nothing contained in this Agreement, nor the execution or performance thereof, shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party will have authority nor represent that it has any authority to assume or create any obligation, express or implied,
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     requested with respect to the omitted portions.

on behalf of the other party, or to represent the other party as agent, employee or in any other capacity.

     15.2 Governing Law and Jurisdiction. This Agreement and all matters or issues related hereto or arising hereunder shall be governed by the laws of the State of California, without regard to the application of principles of conflicts of laws that would result in application of laws of jurisdictions other than the State of California. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California and the courts of the United States for a judicial district within the territorial limits of the State of California for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 15.4 (Notices) be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.

     15.3 Dispute Resolution. The parties agree that in the event any dispute arising out of or related to this Agreement is not resolved in the ordinary course of business, the parties shall in good faith attempt to resolve the dispute through negotiation by their representatives who are at a higher level of management than those involved in the day to day administration of this Agreement. Accordingly, each party agrees that it may not commence legal action against the other in connection with such dispute without first attempting to resolve the dispute in accordance with the following procedure: (a) written notice of the dispute ("Notice of Dispute") shall be issued to the other. Such notice shall state the nature of the dispute, the issuing party's position, and the reasons supporting its position. The recipient shall, within [*]of its receipt, issue a written response; (b) within [*]of the receiving party's receipt of Notice of Dispute, representatives of each party who have the authority to settle the controversy, and who are at a higher level of management than the persons with direct responsibility over the administration of this Agreement, shall meet, at a mutually agreeable time and place, to attempt to negotiate a settlement to the controversy. All negotiations pursuant to this clause will be confidential and shall be treated as compromise and settlement negotiations for purposes of the U.S. Federal Rules of Evidence and U.S. state rules of evidence; and (c) if the parties fail to resolve the dispute within [*]of the recipient's receipt of Notice of Dispute, or if the parties fail to meet during the aforementioned [*]period, or if the recipient of Notice of Dispute fails to respond in writing within the allowed [*], then in each case either party may commence legal action as permitted by law. This Section shall not be construed to prevent a party from instituting formal proceedings earlier than indicated in this Section to avoid the expiration of any applicable limitations period, preserve a superior creditor position, or seek injunctive relief to prevent an irreparable harm.
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     15.4   Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered to the address(es) for notice set forth below or such other address as either party may specify in writing. Notices shall be effective (a) on the date received or delivery is refused, if delivered by hand or by facsimile, (b) on the next business day following delivery thereof to an air courier for overnight delivery, or (c) on the fifth business day after deposit into either the United States mail service, postage prepaid, return receipt requested.

To:      TiVo Inc.                   To:      Sony Electronics Inc.
         President                            Attn: Senior Vice President, DPA
         2160 Gold Street                     16450 West Bernardo Drive
         Alviso, CA 95002                     San Diego, CA  92127
         Fax (408) 519-5330                   Fax (858) 942 9199


With a copy to:                      With a copy to:
         TiVo Inc.                            Sony Electronics Inc.
         General Counsel                      Legal Department, MZ7300


     15.5 Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     15.6 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decisions, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     15.7 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

     15.8 Confidentiality of Agreement. Neither party will disclose any terms of this Agreement except as required by law. Notwithstanding the foregoing, either party may disclose the terms of this Agreement (a) to its advisors and counselors so long as such advisors and counselors are bound by obligations of confidentiality; (b) to any Third Parties bound by written obligations of confidentiality in order to facilitate the exploration of a business combination with such Third Parties; (c) as required by any court or other governmental body; (d) as otherwise required by applicable law; or (e) pursuant to the rules and regulations of any stock association or exchange on which the party's stock is traded.

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

     15.9 Assignment. This Agreement may not be assigned by either party without the other party's prior written consent, and any such attempted assignment will be void and of no effect. Notwithstanding the foregoing, however, TiVo may assign this Agreement, without restriction, in the event of a sale or other transfer of all or substantially all the relevant assets or equity (whether by sale of assets or stock or by merger or other reorganization) (except that in the case of an assignment by TiVo, TiVo agrees to provide Sony Electronics with notice of any transaction giving rise to the assignment not later than the date that TiVo is required to give notice of such transaction to its stockholders). Subject to the above restriction on assignment, this Agreement shall inure to the benefit of and bind the successors and assigns of the parties.

     15.10 Export Controls. Each Party agrees that it will comply with all U.S. export control laws and the applicable regulations thereunder, as well as any other applicable laws of the U.S. affecting the export of technology.

     15.11 Compliance with Laws. Each party will comply with all statutes, ordinances, and regulations of all federal, state, county and municipal or local governments, and of any and all of the departments and bureaus thereof, applicable to the carrying on of its business and the performance of its obligations under this Agreement, and in the sale, marketing and delivery of the US Falcon Product, and the TiVo Client Software and the TiVo Service to End Users.

     15.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

     15.13 Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, or any other causes that are beyond the reasonable control of such party.

     15.14 Entire Agreement. Except as expressly set forth herein, this Agreement and Exhibits hereto constitute the entire agreement between the parties with respect to the US Falcon Product. This Agreement supersedes any prior or collateral agreements with respect to the subject matter hereof and the terms and conditions of this Agreement shall govern and control the rights and obligations of the parties with respect to the US Falcon Product. The parties agree that nothing in this Agreement is intended to supersede the binding Letter of Intent dated August 6, 1999, between Sony Corporation of America and TiVo, as amended (the "LOI"), and that the LOI remains in full force and effect as related to the "TiVo devices" thereunder. This Agreement may only be changed by written mutual agreement of authorized representatives of the parties.

     IN WITNESS WHEREOF, the foregoing Agreement is hereby executed effective as of the date first forth above.

TIVO INC.                                SONY ELECTRONICS INC.

By:  /s/ Michael Ramsay                  By:  /s/ Michael Fidler
   -----------------------------------      ------------------------------------

Printed Name:  Michael Ramsay            Printed Name:  Michael Fidler
             -------------------------                --------------------------

Title:  Chief Executive Officer          Title:  Senior Vice President
      --------------------------------         ---------------------------------

Date:  August 8, 2002                    Date:  August 8, 2002
     ---------------------------------        ----------------------------------


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